Exhibit 99.1

U.S. BANKRUPTCY COURT NORTHERN DISTRICT OF TEXAS ENTERED TAWANA C. MARSHALL, CLERK THE DATE OF ENTRY IS ON THE COURT’S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed December 13, 2013	United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT FOR THE

NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	§	Chapter 11
§
EASTERN 1996D LIMITED	§	Case No. 13-34773-HDH-11
PARTNERSHIP, et al., [1]	§
	§	Jointly Administered
Debtors.	§

SUPPLEMENTAL ORDER GRANTING DEBTORS’AMENDED MOTION PURSUANT

TO 11 U.S.C. § 363 AND FED. R. BANKR. P. 2002, 6004 AND 9014 AUTHORIZING AND

APPROVING (A) BIDDING AND AUCTION PROCEDURES AND FORM AND MANNER

OF SALE NOTICE, AND (B) SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’

ASSETS FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS AND ENCUMBRANCES

[1]	The Debtors in these chapter 11 cases, and the last four digits of their federal tax identification numbers, are: (i) Eastern 1996D Limited Partnership (1154); (ii) Eastern 1997D Limited Partnership (4713); (iii) Eastern 1998D Limited Partnership (7539); (iv) CO and PA 1999D Limited Partnership (8545); (v) Colorado 2000B Limited Partnership (3050); (vi) Colorado 2000C Limited Partnership (3437); (vii) Colorado 2000D Limited Partnership (4071); (viii) Colorado 2001A Limited Partnership (9061); (ix) Colorado 2001B Limited Partnership (9832); (x) Colorado 2001C Limited Partnership (3219); (xi) Colorado 2001D Limited Partnership (5051); and (xii) Colorado 2002A Limited Partnership (9674).

SUPPLEMENTAL SALE ORDER – PAGE 1

Upon the Amended Motion [Docket No. 87] (the “Motion”) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”), for entry of an Order Pursuant to Section 363 of title 11 of the United States Code (the “Bankruptcy Code”) and Rules 2002, 6004 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) Authorizing and Approving (A) Bidding and Auction Procedures and Form and Manner of Sale Notice, and (B) Sale of Substantially All of the Debtors’ Assets (the “Acquired Assets”) Free and Clear of Liens, Claims, Interests and Encumbrances;2 and upon the hearing conducted on December 12, 2013 (the “Hearing”), to approve the results of the December 11, 2013 auction of the Acquired Assets (the “Auction”) and the testimony of witnesses and representations of counsel received at the Hearing; and the Court having jurisdiction to consider this matter pursuant to 28 U.S.C. §§ 157(a) and 1334; and this matter being a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A); and the Court being satisfied that the relief requested in the Motion is appropriate and is in the best interests of the Debtors and their respective estates; and it appearing that approval of the sale to the Successful Bidder(s) is a valid exercise of business judgment and is in the best interests of the Debtors’ estates; and upon all of the proceedings had before the Court; and after due deliberation and good cause appearing therefor, it is

HEREBY FOUND AND DETERMINED THAT:

A. The Debtors have articulated good and sufficient reasons for approving the sale of the Acquired Assets, and the sale of the Acquired Assets is a sound exercise of the Debtors’ business judgment.

B. The Auction was duly and validly conducted, in accordance with the procedures previously approved by the Court in Docket No. 109 (the “Original Sale Order”).

C. The Successful Bidder(s) is a good faith purchaser of the Acquired Assets, and is entitled to all of the benefits and protections afforded by section 363(m) of the Bankruptcy Code.

[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.
[3]	The assets sought to be sold through the Motion do not include the assets of Eastern 1996D, Eastern 1997D, Eastern 1998D, or the Appalachian assets held by CO & PA 1999D. As a result, this Order does not apply to such Debtors or such assets.

SUPPLEMENTAL SALE ORDER – PAGE 2

THEREFORE, IT IS ORDERED AS FOLLOWS:

Notice

1. Notice of Debtors’ intent to sell the Acquired Assets was given during the “first day” hearings in this case. Good, proper and sufficient notice of the Auction and the Original Sale Order were provided by the Debtors to parties in interest in accordance with the terms of the Original Sale Order. See Docket Nos. 110 and 111. Based on the testimony presented at the Hearing, the Acquired Assets were duly and properly marketed, in a manner consistent with Clearinghouse’s usual and customary practices and procedures, and consistent with the Motion and the procedures contained in the Original Sale Order.

Approval of the Sale

2. Pursuant to 11 U.S.C. § 363(b)(1), the sale of the Acquired Assets to the Successful Bidder(s) is hereby approved. Upon entry into the conveyance document, the same shall be a legal, valid and binding agreement of the Debtors.

3. There are approximately 8,500 limited partners in these jointly administered cases. Several limited partners have formed an ad hoc committee and have raised an objection to the Auction. However, the Auction was conducted publically by a reputable firm. At the two hearings related to the auction, the ad hoc committee did not offer evidence to cause this Court to be concerned about the Auction process. In addition, the Court is concerned that delay might affect consummation of the sale. Therefore, all objections, if any, to the contemplated sale or conveyance documents that have not been withdrawn, waived or settled are hereby overruled on the merits.

SUPPLEMENTAL SALE ORDER – PAGE 3

4. Pursuant to the Notice of Auction Results filed by the Debtors on December 11, 2013 [Docket No. 157], the Successful Bidder(s) for the Acquired Assets are as follows:

DEBTOR	SUCCESSFUL BIDDER	PURCHASE PRICE
CO & PA 1999D	PDC Energy	$2,764,000
Colorado 2000B	PDC Energy	$1,996,000
Colorado 2000C	PDC Energy	$2,597,000
Colorado 2000D	PDC Energy	$2,081,000
Colorado 2001A	PDC Energy	$1,187,000
Colorado 2001B	PDC Energy	$523,000
Colorado 2001C	PDC Energy	$617,000
Colorado 2001D	PDC Energy	$1,132,000
Colorado 2002A	PDC Energy	$206,000

5. Pursuant to 11 U.S.C. § 363(b)(1), the Debtors are authorized and directed to perform their obligations under the conveyance documents and comply with the terms thereof to consummate the sale.

6. Each of the signatories to the conveyance documents is directed to take all actions necessary or appropriate to effectuate the terms of this Order and the sale.

Sale and Transfer of the Acquired Assets

7. Except as expressly permitted or otherwise specifically provided for in the conveyance document or this Order, pursuant to sections 363(b)(1) and 363(f) of the Bankruptcy Code, upon the consummation of the sale and as of Closing, the Acquired Assets shall be deemed transferred to the Successful Bidder(s) free and clear or all Claims and Interests, with all such Claims and Interests, if any, to attach to the proceeds of the sale, with the same order of priority, validity, force, and effect which they now have as against the Acquired Assets, subject to any claims and defenses the Debtors may possess with respect thereto.

SUPPLEMENTAL SALE ORDER – PAGE 4

8. If any person or entity which has filed financing statements, mortgages, mechanic’s liens, lis pendens, or other documents or agreements evidencing Claims and Interests against or in the Acquired Assets shall not have delivered to the Debtors prior to the Closing of the sale, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfactions, releases of all Claims and Interests that the person or entity has with respect to the Acquired Assets, or otherwise, then (a) the Debtors are hereby authorized to execute and file such statements, instruments, releases, and other documents on behalf of the person or entity with respect to the Acquired Assets and (b) the Successful Bidder(s) is hereby authorized to file, register, or otherwise record a certified copy of this Order, which, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all Claims and Interests in the Acquired Assets of any kind or nature whatsoever.

Additional Provisions

9. As a result of finding C above, the Successful Bidder(s) is a good faith purchaser of the Acquired Assets, and is entitled to all of the benefits and protections afforded by section 363(m) of the Bankruptcy Code.

10. Upon the Closing of the Sale, this Order shall be construed, and shall constitute for any and all purposes, a full and complete general assignment, conveyance, and transfer of all of the Acquired Assets or a bill of sale transferring good and marketable title in such Acquired Assets to the Successful Bidder(s) pursuant to the terms of the conveyance documents.

SUPPLEMENTAL SALE ORDER – PAGE 5

11. Each and every federal, state, and governmental agency or department, and any other person or entity, is hereby authorized to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the conveyance document.

12. The Debtors, including, but not limited to, their officers, employees, agents and representatives, are hereby authorized to execute such documents and do such acts as are necessary or desirable to carry out the transactions contemplated by the terms and conditions of the conveyance documents and this Order.

13. Except as otherwise expressly provided for in this Order, the Successful Bidder(s) shall not have any liability or other obligation of the Debtors arising under or relating to the Acquired Assets, shall not be liable for any Claims against the Debtors or any of their predecessors or affiliates, and shall have no successor or vicarious liabilities of any kind, character or nature whatsoever, including under any theory of antitrust, successor or transferee liability, labor law, or de facto merger whether known or unknown as of the date hereof, now existing or hereafter arising, whether fixed or contingent, whether asserted or unasserted, whether legal or equitable, whether liquidated or unliquidated, including but not limited to, liabilities on account of any taxes arising, accruing or payable under, out of, in connection with, or in any way relating to the Acquired Assets prior to the closing of the Sale.

14. This Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Order.

# # # END OF ORDER # # #

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